UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2006

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2006, the Registrant’s subsidiary, AmeriGas Propane, L.P. (the "Partnership"), entered into a $200 million revolving Credit Agreement (the "Credit Agreement"), among the Partnership, as Borrower, AmeriGas Propane, Inc. (the "General Partner"), as a Guarantor thereunder, Petrolane Incorporated ("Petrolane"), as a Guarantor thereunder, the several financial institutions from time to time party thereto (the "Banks") and Wachovia Bank, National Association, as administrative agent for the Banks, issuing bank and swing line bank (the "Agent"). All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement. The Commitments consist of $125 million of Revolving Commitments and Revolving Loans and $75 million of Acquisition Commitments and Acquisition Loans. Such Revolving Commitments, Revolving Loans, Acquisition Commitments and Acquisition Loans replace the $100 million Revolving Commitments and Revolving Loans and the $75 million Acquisition Commitments and Acquisition Loans under that certain Credit Agreement, dated as of August 28, 2003, among the Partnership, the General Partner, Petrolane, the financial institutions party thereto, Citicorp USA, Inc., as Syndication Agent, Credit Suisse Securities (USA) LLC (as successor to Credit Suisse First Boston), as Documentation Agent, and Wachovia Bank, National Association, as Agent. The Commitments terminate, and each Bank is relieved of its obligations to make any Loan, on the Termination Date, which is the earlier of October 15, 2011 (which may be extended pursuant to Section 2.15 of the Credit Agreement) or the date on which the Commitments terminate in accordance with the provisions of the Credit Agreement. Upon notice to the Agent, the Partnership may prepay Loans (other than Swing Line Loans), in whole or in part, without premium or penalty. Upon notice to the Swing Line Bank, the Partnership may prepay Swing Line Loans, in whole or in part, without premium or penalty.

The Partnership’s obligations under the Credit Agreement are unsecured. The proceeds of the Revolving Loans will be used for working capital purposes and general purposes of the Partnership and its Restricted Subsidiaries. The proceeds of the Acquisition Loans will be used for either (i) the acquisition of companies or assets in businesses similar to those of the Partnership or (ii) working capital purposes and general purposes if there is no availability under the Revolving Commitments.

At the Partnership’s election from time to time, each Loan will bear interest at either (i) the Base Rate, defined as the higher of the Federal Funds Rate plus .50% or the Agent’s Prime Rate, or (ii) a two-week, one-, two-, three-, or six month Eurodollar Rate, plus the Applicable Margin. The Applicable Margin with respect to Base Rate Loans is 0%. The Applicable Margin with respect to Eurodollar Rate Loans (which ranges from 1.00% to 1.75%) is dependent upon the Partnership’s Funded Debt Ratio, which is the ratio of Funded Debt to EBITDA. Each Swing Line Loan bears interest at a rate equal to the Swing Line Rate, which is a reference rate equal to the Eurodollar Base Rate for a one month Interest Period as in effect on the date two days prior to the Borrowing Date of such Swing Line Loan plus the Applicable Margin for Eurodollar Rate Loans as in effect on such date.

The Credit Agreement includes the usual and customary covenants for credit agreements of this type, including covenants restricting the incurrence of additional indebtedness, liens, guarantees, investments, loans and advances, payments, mergers, consolidation, asset transfers, transactions with affiliates, sales of assets, acquisitions and other transactions. In addition, the Partnership must maintain a Leverage Ratio (the ratio of total indebtedness to EBITDA) equal to or less than 4.00 to 1.00, and a ratio of EBITDA to Consolidated Interest Expense of at least 3.00 to 1.00. Also, the failure of UGI Corporation to (i) own, directly or indirectly, 100% of the general partnership interests in the Partnership and (ii) own at least a 30% ownership interest in the Partnership, would constitute an Event of Default under the Credit Agreement.

If any Event of Default occurs and is continuing, the Agent shall, at the request of, or may, with the consent of, the Required Banks, (i) declare the commitment of each Bank to make Loans, and any obligation of the Issuing Bank to Issue Letters of Credit, to be terminated, (ii) declare the unpaid principal amount of all outstanding Loans, including unpaid accrued interest and all other outstanding amounts, to be immediately due and payable, (iii) require that the Partnership Cash Collateralize the L/C Obligations and (iv) exercise all rights and remedies available under the Loan Documents or applicable law. For events of default relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, the obligation of each Bank to make Loans, and any obligation of the Issuing Bank to Issue Letters of Credit, automatically terminate, the unpaid principal and interest amounts automatically become due and payable, and the obligation of the Partnership to Cash Collateralize the L/C Obligations automatically becomes effective, all without further action by the Agent or any Bank.

A copy of the Credit Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement.

Wachovia Bank, National Association, Credit Suisse, Cayman Islands Branch and Citibank, N.A. have in the past, and may in the future, lend to the Registrant and its affiliates and affiliates of each bank have in the past, and may in the future, act in various agency roles under credit facilities of the Registrant and its affiliates, and provide the Registrant and its affiliates with investment banking and advisory services for which they have received, and in the future may receive, customary compensation. Citizens Bank of Pennsylvania, JPMorgan Chase Bank, N.A., Mellon Bank, N.A. and PNC Bank, National Association, or their affiliates, have in the past, and may in the future, act as lenders under the Registrant’s or its affiliates’ bank credit facilities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Company’s borrowing under the Agreement is hereby incorporated into Item 2.03(a) by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Credit Agreement, dated as of November 6, 2006, among the Partnership, as Borrower, AmeriGas Propane, Inc., as a Guarantor, Petrolane Incorporated, as a Guarantor, Citigroup Global Markets Inc., as Syndication Agent, J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC, as Co-Documentation Agents, Wachovia Bank, National Association, as Agent, Issuing Bank and Swing Line Bank, and the other financial institutions party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

November 9, 2006	By:	Robert W. Krick

Name: Robert W. Krick
Title: Vice President and Treasurer of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of November 6, 2006, among the Partnership, as Borrower, AmeriGas Propane, Inc., as a Guarantor, Petrolane Incorporated, as a Guarantor, Citigroup Global Markets Inc., as Syndication Agent, J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC, as Co-Documentation Agents, Wachovia Bank, National Association, as Agent, Issuing Bank and Swing Line Bank, and the other financial institutions party thereto.